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                                                                   EXHIBIT 10.27

                               January 26, 1999

PRIVILEGED AND CONFIDENTIAL
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Mr. William Barron
203 Bay Avenue
Huntington Bay, New York 11793

Dear Mr. Barron:

          This letter (the "Agreement") will confirm the agreement between Dast Corporation d/b/a Microcom Technologies, a New York corporation (the "Company"), and you relating to your employment by the Company.

          1.   EMPLOYMENT.  The Company hereby employs you, and you hereby agree
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to serve as the Chief Marketing Officer of the Company from the earlier of
February 15, 1999 or the date you actually begin your employment at the Company through and including February 15, 2001. In such capacity, you shall be responsible for preparing, implementing and managing the marketing plan of the Company, assigning in the financing efforts of the Company, hiring and managing a marketing staff, developing and managing manufacturer and distributor relationships, and managing sales of advertising, on-line services, and the public relations of the Company. You shall report to Daniel Nissanoff, President of the Company. Any changes in the foregoing reporting responsibilities will be discussed with you prior to implementing such changes. In the event that any changes in responsibilities are made, such changes will be commensurate with your demonstrated abilities. You agree also to perform such senior executive services customary to such position as shall from time to time be assigned to you and, in the absence of such assignment, such senior executive services customary to such position as are necessary to the operations of the Company. You agree to use your best efforts to promote the interests of the Company and to devote all of your working time and energies to the business and affairs of the Company during the Term of Employment (as hereinafter defined). Although you may be associated with or invest in other companies, you will not allow such activities to interfere with your services to the Company.

          2.   TERM OF EMPLOYMENT.  The term of employment hereunder shall be
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for the period which shall commence the earlier of February 15, 1999 or the date you actually begin employment at the Company and shall end on February 15, 2001, unless earlier terminated pursuant to the provisions of Section 5 hereof (the "Term of Employment").

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          3.   COMPENSATION; EXPENSES; BENEFITS.
               --------------------------------

          (a)  Base Salary. As compensation for the services hereunder during
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the Term of Employment, the Company shall pay you a base salary of $200,000 per annum. As you know, the Company is currently seeking to raise $10,000,000 in additional financing. If the Company is successful in raising $10,000,000 in additional financing, then your base salary for the remainder of the Term of Employment shall be increased to $250,000 beginning with the first full month immediately following the closing of such financing. Such salary shall be payable in appropriate bi-weekly installments to conform with the regular payroll dates for salaried personnel of the Company and will be considered for adjustment annually, in accordance with the Company policy, based on your evaluated performance for the preceding fiscal year.

          (b)  Benefits. You will receive the benefits that the Company provides
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its senior executives generally, including employee health insurance benefits.
Your vacation will begin to accrue as of the date hereof, in accordance with the Company's existing policy, up to a maximum of three (3) weeks per year.

          (c)  Expenses. During the Term of Employment, you shall be entitled to
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be reimbursed for all reasonable expenses incurred by you in performing services hereunder in accordance with the policies and procedures established by the Company from time to time.

          (d)  Stock Options. Subject to approval by the shareholders and
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directors of the Company of a proposed 1999 Stock Plan of the Company (the
"Plan"), and subject to the amendment of the Company's certificate of incorporation, the Company shall grant or cause to be granted to you options to purchase an amount equal to three percent (3%) of the total issued and outstanding shares of common stock of the Company, as of the date of the grant, subject to dilution on the same basis as other executives of the Company. The exercise price of these options shall be determined based on a valuation of the Company of $10,000,000 prior to the financing described in Section 3(a) above. The Company will adopt or cause to be adopted the Plan and grant the options within ninety (90) days of execution of this Agreement. Daniel Nissanoff, in his capacity as a shareholder of the Company, hereby represents and warrants that he will vote in favor of adoption of the Plan. The options shall be granted pursuant to the Plan and will be subject to the terms and conditions of the Plan and of a mutually agreeable nonqualified stock option agreement to be entered into between you and the Company. Subject to the foregoing, one third of the total number of shares covered by these options shall vest upon adoption of the Plan and grant of the options to you thereunder (the "Grant Date"), and thereafter in accordance with the following schedule:

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
          Vesting Date                  Expiration Date
          ------------                  ---------------
          The Grant Date                February 15, 2009

          February 15, 2000             February 15, 2009

          February 15, 2001             February 15, 2009

          4.   COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY;
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               ENFORCEABILITY; BREACH.
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          (a)  Covenant Not To Compete. You acknowledge that you are expected to
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play a very important role in the on-going development of the Company, that you will have detailed knowledge of the Company's business and its plans for the future, that you will have a fiduciary relationship with the Company, and you will be receiving substantial compensation and other benefits under this Agreement. During the Term of Employment, you shall not, directly or indirectly, advise, manage, control, operate, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any business which competes with any business of the Company. The decision of the Board of Directors of the Company as to what constitutes a competing business shall be final and binding upon you. For these purposes, your ownership of one percent (1%) or less of any class of securities of a public company shall not be considered to be competition with the Company. Notwithstanding anything contained herein to the contrary, in the event that following the Term of Employment and for a period of five (5) years thereafter, you directly or indirectly advise, manage, control, operate, become employed by or participate in the ownership, management, operation or control of, or become connected in any manner with any business which competes with any business of the Company, any and all options granted to you hereunder shall terminate whether or not exercisable.

          (b)  Intellectual  Property. You agree that all ideas, inventions,
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trade secrets, marketing plans and business plans developed by you during the
Term of Employment which relate directly or indirectly to the business of the Company, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable, will be the property of the Company and that you will at the Company's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to the Company.

          (c)  Confidentiality. You agree that you will not divulge to anyone
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(other than the Company or any persons employed or designated by the Company)
any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of ideas, inventions, trade secrets, marketing plans, business plans, and processes, operations, products or improvements which may be patentable or copyrightable ("Confidential Information"). You further agree not to disclose,

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publish or make use of any such Confidential Information without the prior written consent of the Company. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known to the public (other than as a result of disclosure directly or indirectly by you), (ii) was available to you on a non-confidential basis from a source other than the Company or its representatives and advisors, provided that such source is not in breach of any obligations of confidentiality to the Company, or (iii) has been independently acquired or developed by you without violating any of your obligations pursuant to this Agreement. The provisions set forth in this section shall survive the termination or cancellation of this Agreement.

           (d) Enforceability. You recognize and agree that the limitations
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placed on you by this Section 4 are reasonable and are required for the protection of the Company. You agree that if any such limitation is determined in arbitration or by a court of competent jurisdiction to be unenforceable, you agree and submit to the reduction of such limitation as the court or arbitrator(s) deem reasonable. The limitations placed on you by this Section 4 are of the essence of this Agreement and they shall be construed and enforced independently. The existence of any claim or cause of action against the Company by you shall not constitute a defense against the enforcement of these limitations on you.

          (e)  Breach. You acknowledge and agree that money damages would not
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adequately compensate the Company in the event of breach by you of any provision of this Section 4. Consequently, you agree that the Company shall be entitled, without the necessity of proving actual damages, to obtain damages for any breach of this Section 4, to enforce specific performance by you of any provision of this Section 4, or to obtain temporary and permanent injunctive relief from any court of competent jurisdiction for enforcement of the provisions of this Section 4.

          5.   TERMINATION.
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          (a)  General. Your employment hereunder shall terminate as provided in
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Section 2 hereof and may be earlier terminated in accordance with the provisions of this Section 5. Unless earlier terminated in accordance with the provisions of this Section 5, the Company shall provide you with at least sixty (60) days notice prior to the termination of your employment as provided in Section 2 if the Company does not intend to renew this Agreement.

          (b)  Death and Disability. Your employment under this Agreement shall
               --------------------
terminate upon (i) your death; and/or (ii) in the event you become disabled, at the option of the Company, thirty (30) days after the date on which the Company shall have given you written notice of the termination of your employment because of your physical or mental incapacity on a permanent basis. You shall be deemed to be physically or mentally incapacitated on a permanent basis if you are unable, by reason of any physical or mental incapacity, for a period of ninety (90) substantially consecutive days or for shorter periods aggregating one hundred twenty (120) days or more during any 12 month period, to perform your duties as Chief

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Marketing Officer of the Company in a reasonably satisfactory manner. In the event of any disagreement between you and the Company as to whether you are physically or mentally incapacitated on a permanent basis so as to permit the Company to terminate your employment pursuant to this subparagraph (b), the question of such permanent incapacity shall be submitted for decision to an impartial and reputable physician in New York County, New York (the "Deciding Doctor") chosen by mutual agreement of the Company and you or, failing such agreement, the Deciding Doctor shall be chosen by two physicians from New York County, New York (one of whom shall be selected by the Company and the other by you). The decision of the Deciding Doctor regarding your capacity or incapacity shall be final and binding on the Company and you. You shall submit to any medical examinations reasonably necessary to enable the Deciding Doctor to make a decision regarding your capacity or incapacity.

          (c)  Termination by the Company for "Cause". The Company may terminate
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your employment for "cause"; provided, however, the Company shall have given you
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written notice specifying in reasonable detail the reason therefor, and ten (10)
days after receipt of such notice in which to cure such "cause", if capable of cure. For the purposes of this Agreement, an event or occurrence constituting "cause" shall mean knowingly or recklessly causing material injury to the Company; willful misconduct in the performance of, or a willful failure to perform, your duties; commission of dishonest, fraudulent or unlawful behavior involving moral turpitude whether or not in connection with your employment; or breach or violation of this Agreement. If your employment is terminated under this Section 5(c), all compensation and rights to benefits from the Company shall cease on the date of termination (other than as may have already accrued as of the date of termination or as expressly provided in plans in which you participated at the date of termination); provided, however, that the
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restrictions on your activities contained in Section 4 hereof shall continue in effect as provided therein.

          (d)  Termination by the Company Other Than for "Cause". In the event
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the Company terminates your employment other than for death or disability in accordance with subparagraph (b) above, or other than for "cause" in accordance with subparagraph (c) above, the Company shall pay you your salary and benefits until February 15, 2001, all of your options shall immediately vest, and the Company shall have no further obligation to you hereunder. In the event the Company terminates your employment for death or disability in accordance with subparagraph (b) above, all of your options shall immediately vest.

          6.   ASSIGNMENT. This Agreement is a personal contract, and except as
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specifically set forth herein, the rights and interests of you and the Company herein may not be sold, transferred or assigned, except that the Company may assign its rights and interests in this Agreement to a successor, affiliate or subsidiary of the Company. This Agreement shall be binding upon and inure to the benefit of each party's successors and permitted assigns.

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          7.   ENTIRE AGREEMENT; GOVERNING LAW; CAPTIONS. This Agreement
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contains the entire agreement between the parties with respect to your employment by the Company, and the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. You hereby agree that any agreement or arrangement existing prior to the date hereof regarding your employment by the Company is hereby terminated and superseded by this Agreement. This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Section and paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement.

          8.   NOTICES. Any notices or other communications required or
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permitted hereunder shall be in writing and shall be deemed given on the same day if given by hand, on the third business day after mailing if given by registered or certified mail, return receipt requested, postage prepaid, on the next business day after it was deposited with the courier service if sent by reputable overnight courier, or when sent if given by facsimile with confirmation, addressed to you at 203 Bay Avenue, Huntington Bay, New York 11743 or to the Company at its offices at 16 East 52/nd/ Street, New York, New York 10022, Attention: President (fax no. 212-758-2559), with a copy to: Gould & Wilkie, One Chase Manhattan Plaza, 58th floor, New York, New York 10005,
Attention: Michael R. Manley, Esq. (fax no.: 212-809-6890) or such other address as shall have been specified in writing by either party to the other.

          9.   ARBITRATION. Except as provided by Section 4(e) of this
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Agreement; any dispute or controversy under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York by one arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered upon the arbitrator's award in any court having jurisdiction. The costs and expenses (including reasonable attorneys' fees and disbursements) of the prevailing party in any such dispute or controversy shall be reimbursed by the other party.

          10.  RIGHT TO WITHHOLD. The Company shall have the right to make all
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appropriate withholdings from your salary and other compensation under federal, state and local tax laws.

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          If the foregoing accurately reflects the agreement between us, please confirm your acceptance and agreement by signing the attached copy of this Agreement and return the same to me.

                                        Sincerely,


                                        DAST CORPORATION D/B/A
                                        MICROCOM TECHNOLOGIES


                                        By: /s/ Daniel Nissanoff
                                           --------------------------
                                        Name:  Daniel Nissanoff
                                        Title: President

Accepted and Agreed
as of January 06 1999


/s/ William Barron                      /s/ Daniel Nissanoff
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William Barron                          Daniel Nissanoff, a shareholder
                                        of the Company

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